Exhibit 5.1

Opinion of Akerman Senterfitt

[Letterhead of Akerman Senterfitt]

January 20, 2004

Cache, Inc.
1440 Broadway
New York, New York 10018

Ladies and Gentlemen:

        We have acted as special Florida counsel to Cache, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 2,300,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), of which (i) 200,000 Shares are to be issued and sold by the Company, (ii) 1,800,000 Shares are to be sold by certain shareholders of the Company (the "Selling Shareholders") and (iii) 300,000 Shares are subject to an over-allotment option granted by certain of the Selling Shareholders to the underwriters. The Shares are to be purchased by the underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement by and among the Company, the Selling Shareholders, Thomas Weisel Partners LLC, Piper Jaffray & Co., Brean Murray & Co. Inc. and First Albany Capital Inc. (the "Underwriting Agreement"), the form of which is filed as an exhibit to the Registration Statement.

        In this capacity, we have examined a copy of the Registration Statement and copies, certified or otherwise identified to our satisfaction, of such records of the Company and various certificates of public officials, certificates of officers or representatives of the Company, the Selling Shareholders and others, and such other documents, agreements, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. In our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and the Selling Shareholders and upon documents, records and instruments furnished to us by the Company and the Selling Shareholders, without independently verifying the accuracy of such certificates, documents, records or instruments.

        We are attorneys admitted to practice in the State of Florida and the opinions set forth below are limited to the laws of the State of Florida.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, and subject to the qualifications and exceptions set forth below, we are of the opinion that:

  (i)
  the Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and

  (ii)
  the Shares to be sold by the Selling Shareholders have been duly authorized, and when sold, will be validly issued, fully paid and non-assessable.

        Our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. The opinions expressed herein concern only the effect of the laws of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that my come to our attention or any change in law that may occur or become effective at a later date.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading 'Legal Matters" in the Registration Statement and the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ AKERMAN SENTERFITT